Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

(Not To Be Used For Signature Guarantee)

To Tender Shares of Common Stock

of

FBR & CO.

Pursuant to its Offer to Purchase dated August 2, 2011

THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 29, 2011, UNLESS THE TENDER OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the tender offer (as defined below) if (1) certificates for shares of common stock, $0.001 par value per share, of FBR & Co. and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary or (2) the procedures for book-entry transfer cannot be completed by the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Tender Offer is:

THE AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By Registered, Certified Mail or First Class Mail: The American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

By Overnight Courier:

The American Stock Transfer & Trust Company, LLC

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

By Hand: The American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Delivery of this Notice of Guaranteed Delivery or of other instructions to an address, facsimile number or person, other than those shown above does not constitute a valid delivery. Deliveries to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) does not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to FBR & Co. (“FBR”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 2, 2011 (the “Offer to Purchase”) and the related Letter of Transmittal (which together, as amended or supplemented, constitute the “tender offer”), receipt of which is hereby acknowledged, the number (indicated below) of shares of common stock, $0.001 par value per share (such shares, together with all other outstanding shares of common stock of FBR, are herein referred to as the “shares”), of FBR, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

NUMBER OF SHARES BEING TENDERED HEREBY:          SHARES

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

ODD LOTS

(See Instruction 5 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned:

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

CONDITIONAL TENDER

(See Instruction 16 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of shares upon FBR purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by FBR pursuant to the terms of the Offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares

If, because of proration, the minimum number of shares designated will not be purchased, FBR may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below:

☐	The tendered shares represent all shares held by the undersigned.

Certificate Nos. (if available):

If shares will be tendered by book-entry transfer:

Name of Tendering Institution:

Account No. at The Depository Trust Company

SIGN HERE

Signature(s)

Dated:             , 2011

Name(s) of Stockholders:

(Please Type or Print)

(Address)

(Zip Code)

(Area Code and Telephone No.)

(Taxpayer ID No. or Social Security No.)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, or otherwise an “eligible institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees (a) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of shares complies with Rule 14e-4 and (c) to deliver to the Depositary the shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal with any required signature guarantee, unless an Agent’s Message (as defined in the Offer to Purchase) in the case of book-entry transfer is utilized, and any other required documents, all within (3) three NASDAQ Global Select Market trading days of the date hereof.

(Name of Firm

(Authorized Signature)

(Name)

(Address)

(Area Code and Telephone No.)

Dated:                        , 2011

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.